SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported): May 3, 2002



                       RENEGADE VENTURE (NEV.) CORPORATION
      ---------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)




          NEVADA                         0-28575                84-1108499
-----------------------------     ----------------------  ----------------------
      (State or Other            (Commission File Number)    (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)


                  6901 South Park Avenue, Tucson, Arizona 85706
 ------------------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (520) 294-3481
    ------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


              90 Madison Street, Suite 707, Denver, Colorado 80206
 -------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     On April 30, 2002, RENEGADE VENTURE (NEV.) CORPORATION (the "Company") entered into a Stock Exchange Agreement and Plan of Reorganization (the "Agreement") with HAMILTON AEROSPACE TECHNOLOGIES, INC., a Delaware corporation ("Hamilton Aerospace"), and the shareholders of Hamilton Aerospace. Among other things, the Agreement provided for the Company's purchase from the Hamilton Aerospace shareholders of all the issued and outstanding capital stock of Hamilton Aerospace in exchange for the Company's issuance of 12,500,000 shares of its authorized but unissued common stock to the Hamilton Aerospace shareholders (the "Hamilton Aerospace Exchange"). Effective May 1, 2002, the Company underwent a change of control in connection with the consummation of the Hamilton Aerospace Exchange in which (i) the directors of the Company resigned, and the directors of Hamilton Aerospace became the Company's board of directors;
(ii) the Company's executive officers resigned their positions, and the new board of directors appointed replacement officers, all of whom are officers of Hamilton Aerospace; and (iii) the former Hamilton Aerospace shareholders as a group became the holders of 12,500,000 shares of the Company's common stock, out of approximately 16,820,000 shares issued and outstanding.

                                   MANAGEMENT

Directors and Executive Officers

     Directors are elected for one-year terms or until the next annual meeting of shareholders or until their successors are duly elected and qualified. Officers continue in office at the pleasure of the Board of Directors. The following table sets forth the name, age, and position held of each director and officer, all of whom assumed such duties at inception of the Company. The Company expects to execute customary employment agreements with certain of the Renegade or Hamilton Aerospace officers, but as of the date of this filing, no agreements are currently in place. The Company has applied for directors and officers insurance. There are no family relationships among the officers and directors.

Change in Control

     Effective May 3, 2002, the officers and directors of the Company, Randy J. Sasaki (Chairman, President, and Chief Executive and Financial Officer) and John Brasher (Director, Vice President), resigned as the Company's officers and directors. The table below sets forth the name, age, and position held of each person who became a director and executive officer of the Company on that date and Hamilton Aerospace, and following is a brief description of the background and employment history of the new directors and officers.

        Name                      Age                Position Held
        ----                      ---                -------------

Ian Herman                        55       DIRECTOR, Chairman of the Board and
                                           Chief Executive Officer of the
                                           Company; Director, Chairman of the
                                           Board of Hamilton Aerospace

       Name                       Age                Position Held
       ----                       ---                -------------

Ronald J. Clark                   58       DIRECTOR, President of the Company;
                                           Director, President and Chief
                                           Executive Officer of Hamilton
                                           Aerospace

John B. Sawyer                    37       DIRECTOR of the Company; Chief
                                           Operating Officer and Vice-President
                                           of Business Development of Hamilton
                                           Aerospace

Robert J. Scott                   53       Secretary and Treasurer of the
                                           Company and Hamilton Aerospace

Biographical Information

     IAN HERMAN. Ian Herman is one of the U.K.'s most respected business executives having headed the Department of Trade and Industry London and Southeast Development Board as Chairman for the British government from 1995 until 2000, handling major inward investments into the U.K.. During that time he evaluated and administered projects in diverse industries totaling more than $200 million. From 1988 until 1990, he served as Chairman and Chief Executive of the British World Airlines where he took the group from losses of over $3 million to profits of over $3 million in 12 months and later raised $22 million in cash and converted nearly $25 million of debt to equity. For his contribution to his country's economic development, he was honored the coveted "Freedom of the City of London" award. Mr. Herman attended Ashville College, Harrogate, one of England's leading Public Schools and later joined a top accounting firm (Price Waterhouse Coopers), and qualified as a Chartered Accountant. Mr. Herman is also currently the Chairman of the Board of Directors of Old Mission Assessment Corporation, a publicly-traded Florida corporation ("OMAC"), the founding investor of Hamilton Aerospace.

     RONALD J. CLARK. Ron Clark is a well-known and respected pioneer in aviation circles. He started his career in 1965 as flight instructor later becoming captain for various passenger, charter and corporate airlines. He purchased his first four-engine Viscount aircraft in 1970 and flew his first rock tour with Elton John, developing a service that would later become a 22 aircraft, multimillion-dollar business, known as GO Leasing, Inc. He dominated the industry with a customer list that was a Who's Who of entertainment. He later repeated this successful business model with Boeing 737 and 727 aircraft with Viscount Air Services, Inc., which was one of the largest jet charter air carriers in the United States, with 15 Boeing aircraft. He has also owned and operated three large commercial aircraft repair stations, a U.S. Department of Transportation ("USDOT")-bonded tour operation, several aircraft leasing companies, and a small jet/helicopter charter air taxi. From 1983 until the present, Mr. Clark has been the owner of Turbo Aire Holdings, Inc., an aviation real estate leasing company. From 1993 until March, 2002, Mr. Clark was President and 50% owner of Nine Lives Holdings, Inc., a commercial aircraft leasing company. From 1997 until the present, Mr. Clark has been the President and owner of 6th Sense, Investments, Ltd., a buyer and seller of jet aircraft engines. From June 1999 until January 2000, Mr. Clark was Director of Sales and from January 2000 until October 2001, he was CEO and 50% owner of Lor-Air, Ltd., a Boeing 737 charter airline. Since October 2001 until the present, Mr. Clark has been an airline industry consultant for OMAC.

     JOHN B. SAWYER. John Sawyer became the Chief Operating Officer and Vice President of Business Development for Hamilton Aerospace on May 7, 2002. From 1998 through May 6, 2002, John Sawyer has been Chief Operating Officer of Hamilton Aviation, Inc. From 1996 until 1997, Mr. Sawyer was president of Matrix Aeronautica S.A. de C.V., a Mexican repair station located in Tijuana, Baja California. John received an A.A. in Aerospace Engineering from the University of Texas (Austin) studying aerospace engineering. In 1986 John joined Pan American World Airways based in Berlin, Germany. Subsequent to that he worked as a Production Foreman at Raytheon, a Quality Control Supervisor at TIMCO, a Heavy Maintenance Representative for World Airways, and Director of Quality Control at Federal Express Feeder.

     ROBERT J. SCOTT. Robert Scott has been President and CEO of his own professional corporation which provides tax, accounting, financial and management consulting services to a diversified clientele. Mr. Scott is a certified public accountant and is 1971 graduate of Michigan Technological University with a B.S. in Business Administration. From October 1997 until August 2000, Mr. Scott served as the Executive Vice President, Chief Financial Officer, and Director of Tri-Financial Group, Inc., a financial services company. Mr. Scott has extensive experience in manufacturing operations, sales development and management, and mergers and acquisitions.

Key Employees

     JAMES C. SAVASTANO. James Savastano joined Hamilton Aerospace on May 6, 2002 as the Vice President of Operations. Prior to joining Hamilton Aerospace, Mr. Savastano performed the same function for Hamilton Aviation since January 1999. From February 1998 until January 1999, Mr. Savastano was General Manager for Pemco World Services, in Victorville, California. Mr. Savastano earned a Bachelor of Professional Studies from Barry University in Miami Shores, Florida and holds an Aircraft and Powerplant as well as a private pilot license.

     GEORGE NAKAMURA. George Nakamura joined Hamilton Aerospace on May 6, 2002 as the Director of Quality Control and Liaison to the U.S. Federal Aviation Administration ("FAA") for license purposes. Prior to joining Hamilton Aerospace, Mr. Nakamura spent nine year with Hamilton Aviation, Inc. as a consultant to management for compliance with Federal Aviation Regulations ("FARs) relating to the operation of FAA-certified repair station and other FAA matters. Mr. Nakamura was a student at Northup Aeronautical Institute in Los Angeles, California.

     PHILIPS S. WATKINS. Philip Watkins joined Hamilton Aerospace on May 6, 2002 as the Director of Maintenance. Prior to joining Hamilton Aerospace, Mr. Watkins was Vice President of Operations for Hamilton Aviation since 2000. From 1995 to 2000, Mr. Watkins was Project Manager at TIMCO in Greensboro, North Carolina for the United 767 Heavy Maintenance Visits programs. Prior to that, Mr. Watkins was Program Manager for the West Virginia Aerospace, Inc. located in Bridgeport, West Virginia.

Compensation of Officers and Directors and Executive Officers

     The table below presents information concerning the compensation of the Company's Chairman of the Board, Chief Executive Officer and its other most highly compensated executive officers for the current year. None of such persons were compensated by the Company or by Hamilton Aerospace during the prior year. Such officers are sometimes collectively referred to below as the "Named Officers."

                                      SUMMARY COMPENSATION TABLE

                                                           Long-Term Compensation
                                                           ----------------------

                              Annual Compensation          Awards      Payouts
                      -----------------------------      ----------   ----------
   (a)                 (b)   (c)      (d)         (e)        (f)         (g)          (h)        (i)
                                                                      Securities                 All
 Name and                                                Restricted   Underlying      ($)       Other
 Principal            ($)    ($)      ($)         ($)        Stock      Options       LTIP     Compen-
 Position             Year  Salary    Bonus      Other     Awards($)    & SARs(#)   Payouts   sation($)
-----------           ----  ------    -----      -----     ---------   ----------   -------   ---------

Ian Herman (1)        2002 $120,000  $15,000      None       None         40,000      None      None
 Chairman, Sec.       2001 $ -0-      None        None       None         None        None      None
                      2000 $ -0-      None        None       None         None        None      None

Ronald J. Clark(1)    2002 $120,000  $50,000      None       None        500,000      None      None
 President, CEO       2001 $ -0-      None        None       None        None         None      None
                      2000 $ -0-      None        None       None        None         None      None

John B. Sawyer        2002 $140,000   None        None       None        None         None      None
 COO, Vice Pres.      2001 $ -0-      None        None       None        None         None      None
                      2000 $ -0-      None        None       None        None         None      None

Robert J. Scott       2002 $ 91,000   None        None       None         20,000      None      None
 CFO, Treasurer       2001 $ -0-      None        None       None        None         None      None
                      2000 $ -0-      None        None       None        None         None      None

Randy J. Sasaki(2)    2001 $ -0-      None        None       None        None         None      None
 Former Director      2000 $ -0-      None        None       None        None         None      None

John Brasher (2)      2001 $ -0-      None        $5,500     None        None         None      None
 Former director      2000 $ -0-      None        $8,000     None        None         None      None


(1) The bonus amounts payable in 2002 to Herman and Clark consist of awards of common stock pursuant to the 1997 Employee Stock Compensation Plan.

(2) Sasaki and Brasher were directors, and Sasaki was an executive officer of the Company for the years respectively ended December 31, 2001 and 2002.
     Their service terminated on May 3, 2002. Other compensation payable to Brasher for those years consisted of legal fees.


     None of the Named Officers received any form of non-cash compensation from the Company or Hamilton Aerospace in the years ended December 31, 2001 or 2000, nor currently receives any such compensation. The Company intends to implement employee benefits that will be generally available to all its employees and its subsidiary employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan.


                                       5



                               OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
--------------------------------------------------------------------------------------------------
   (a)                     (b)               (c)                    (d)                   (e)
                       Number of         % of Total
                       Securities       Options/SARs
                       Underlying        Granted to
                      Options/SARs        Employees           Exercise or Base
   Name                 Granted         in Fiscal Year           Price($/Sh)        Expiration Date
-----------             -------         --------------          ------------        ---------------

Ian Herman                None              N/A                       N/A               N/A
Ronald J. Clark           None              N/A                       N/A               N/A
John B. Sawyer            None              N/A                       N/A               N/A
Robert J. Scott           None              N/A                       N/A               N/A
Randy J. Sasaki (1)       None              N/A                       N/A               N/A
John Brasher (1)          None              N/A                       N/A               N/A

(1) Sasaki and Brasher were directors, and Sasaki was an executive officer, of the Company during the years respectively ended December 31, 2001 and 2000.

     No officer or director was granted any options or SARs during either of the preceding two years.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      and FISCAL-YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------
   (a)                     (b)               (c)              (d)                (e)
                                                            Number of
                                                           Securities          Value of
                                                           Underlying         Unexercised
                                                           Unexercised        In-the-Money
                                                           Options/SARs       Options/SARs
                                                          at FY-End (#)       at FY-End ($)

                  Shares Acquired                          Exercisable/      Exercisable/
   Name            on Exercise     Value Realized($)      Unexercisable       Unexercisable
   ----            -----------     -----------------      -------------       -------------

Ian Herman            None              N/A                     N/A                 N/A
Ronald J. Clark       None              N/A                     N/A                 N/A
John B. Sawyer        None              N/A                     N/A                 N/A
Robert J. Scott       None              N/A                     N/A                 N/A
Randy J. Sasaki (1)   None              N/A                   500,000               Nil
John Brasher (1)      None              N/A                   500,000               Nil

(1) Sasaki and Brasher were directors, and Sasaki was an executive officer, of the Company during the year ended December 31, 2001. No value for the unexercised options held by them at year end could be ascertained due to the lack of any trading market in the Company's shares.

     None of the Named Officers exercised any options or SARs during the preceding two years.

PRINCIPAL SHAREHOLDERS

Beneficial Ownership Following Acquisition

     The following table sets forth as of May 7, 2002, the names of persons who own of record, or were known by the Company to own beneficially, more than five percent of its total issued and outstanding common stock and the beneficial ownership of all such stock as of that date by officers and directors of the Company and all such executive officers and directors as a group, giving effect to the share exchange described under Item 2 below and certain common stock purchase options granted. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.



                                                    Amount & Nature              Percent
                                                    of Beneficial                   of
Class             Beneficial Owner                    Ownership                   Class
-----             -----------------                 -------------               ---------

Common          *Ian Herman                            290,000                  1.6 (1,2)
Stock           3908 S. Ocean Blvd., Suite #1
..001 par        Highland Beach, FL 33487

SAME            *Ronald J. Clark                       950,000                  5.4 (1,2)
                6045 Tocito Place
                Tucson, AZ 85718

SAME            *John B. Sawyer                           -0-                     -0-
                5130 Joseph Avenue
                Tucson, AZ 85746

SAME            *Robert J. Scott                        20,000                  Nil (1)
                954 Business Park Dr., Suite #2
                Traverse City, MI 49686

SAME            Old Mission Assessment Corp.         8,100,000                 45.8 (2)
                445 East Front Street
                Traverse City, MI 49686

SAME            United Payphone Owners LLC           1,000,000                  5.7 (2)
                445 East Front Street
                Traverse City, MI 49686

SAME            Seajay Holdings LLC                  1,500,000                  8.5 (2)
                445 East Front Street
                Traverse City, MI 49686

SAME            Joane' Corporation                   1,500,000                  8.5 (2)
                445 East Front Street
                Traverse City, MI 49686

SAME            LogiCapital Corporation              3,000,000                 17.0 (2)
                108 Lispenard Street
                New Rochelle, New York 1080100000

                *All officers and directors          1,230,000                  7.0 (1,2)
                 as a group (4 persons)



(1) Includes shares subject to purchase pursuant to options granted under a compensatory stock option plan: Herman - 40,000; Clark - 500,000; Scott - 20,000;. and shares granted pursuant to an employee stock compensation plan: Herman - 50,000 shares; Clark - 500,000 shares.

(2) Acquired in tax-free reorganizations. Ian Hamilton and Ronald J. Clark each received 200,000 common shares of the Company in the Hamilton Aerospace Exchange.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     At consummation of the Hamilton Aerospace Exchange on May 1, 2002, the Company acquired ownership of all the issued and outstanding capital shares of Hamilton Aerospace, and issued a total of 12,500,000 shares to the shareholders of Hamilton Aerospace in exchange. As a result of the Exchange, Hamilton Aerospace became a wholly owned subsidiary of the Company.

     Upon consummation of the Hamilton Aerospace Exchange, the Company had a total of 15,820,000 common shares issued and outstanding. The Company believes that the Hamilton Aerospace Exchange will qualify as tax-free reorganization pursuant to Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     The common shares issued in the Hamilton Aerospace Exchange were not registered under the Securities Act of 1933, as amended ("Act"), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that such stock exchange was a transaction not involving any public offering. All certificates evidencing the shares issued in that stock exchange bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

                         BUSINESS OF HAMILTON AEROSPACE

Background

     Hamilton Aerospace was formed on April 5, 2002 by OMAC to create a premier provider of large aircraft maintenance, repair and modification services (collectively referred to as "Services") to owners and operators of large, transport-category commercial jet aircraft (collectively referred to as "commercial aircraft"), including passenger and cargo air carriers, aircraft lessors, and governmental entities (collectively referred to as "Operators").

     The Services provided by Hamilton Aerospace include 1) regular and routine inspections, scheduled overhauls, Airworthiness Directives ("ADs"), Service Bulletins ("SBs"), Structurally Significant Inspection Documents ("SSIDs"), and other Aging Aircraft requirements to assure the continued integrity of commercial aircraft, 2) comprehensive structural and systems modification of commercial aircraft, 3) commercial aircraft storage with favorable environmental conditions, 4) quality refinishing services, 5) world-wide commercial aircraft pre-purchase inspection and appraisal services, 6) post-purchase configuration, maintenance and operational program development, 7) post-contract/post-lease condition assessment, 8) commercial aircraft accident assessment and recovery,
9) flightline maintenance and support services and 10) termination of lease recovery.

     On April 15, 2002, Hamilton Aerospace entered into an agreement with Hamilton Aviation, Inc., an Arizona corporation ("Hamilton Aviation"), to acquire assets from the operation of Hamilton Aviation, including specific inventory, equipment, and various forms of the name "Hamilton". The business of Hamilton Aviation, including its FAA Repair Station Agency Certificate, significant intellectual property rights to over 100 Supplemental Type Certificates ("STCs"), and all other assets and liabilities was specifically excluded from this purchase. The terms and conditions of the Sale of Assets Agreement are hereby incorporated within this filing (see Exhibit 10.1 - Sale of Assets Agreement and "Purchase of Assets by Hamilton Aerospace")

     On April 15, 2002, Hamilton Aerospace also entered into an agreement with Hamilton Aviation to lease the assets referenced in the Sale of Assets Agreement for a period which is the earlier of 1) the close of the Sale of Assets Agreements or 2) April 14, 2005. The Agreement also provides, under certain conditions, for the purchase of the assets by Hamilton Aerospace against any payments by Hamilton Aerospace made to date. (see Exhibit 10.11 - Lease Purchase Agreement)

     On April 15, 2002, Hamilton Aerospace also entered in a multiparty agreement with 1) OMAC to fund the operations of Hamilton Aerospace, 2) Hamilton Aviation to sub-contract certain services to Hamilton Aerospace and provide its facilities located at the Tucson Airport in Tucson, Arizona (the "Tucson Facility") to Hamilton Aerospace on project-by-project basis for customers of Hamilton Aerospace and 3) with Ronald J. Clark, Gordon D. Hamilton, John Sawyer, Micah Chapman, referred collectively within the agreement as Individuals to serve certain roles, assume certain responsibilities and perform certain duties for Hamilton Aerospace.

     On April 15, 2002, Hamilton Aerospace also applied to the United States Federal Aviation Administration ("FAA") for certification as an authorized and approved FAA Repair Station. On May 6, 2002, the FAA granted to Hamilton Aerospace an Air Agency Certificate #HOCR426X (the "FAA Certificate") to conduct operations as a large commercial aircraft repair station (see "Regulations").

     Since the execution of these agreements, Hamilton Aerospace has entered into and is in continuing discussions with the Airport Authority of Tucson to lease the Tucson Facility directly from the Tucson Airport Authority ("TAA") of Tucson, Arizona.

     Up to May 6, 2002, Hamilton Aerospace subcontracted all of the work that it received from Operators to Hamilton Aviation pending the issuance of its own certification as an authorized repair station by the FAA. After the granting of the FAA Certificate, Hamilton Aerospace is subcontracting only labor, equipment and premise facilities until the lease for the Tucson Facility is finalized with the TAA. Hamilton Aerospace is actively seeking and securing customers for its Services (see "Customers and Revenue Streams").

     Finally, the Company is currently in discussion with one or more entities to acquire or build similar and related air facilities and repair capacity, including certain facilities adjacent to its Tucson facility. It also intends to continue expanding its technical and authorized licensed capabilities, and to expand geographically based upon market demand.

Maintenance and Repair Services

     Each Operator of commercial aircraft has Hamilton Aerospace provide authorized services (see "Regulation", below) to Operators under a Maintenance and Service Agreement. These services can range from a simple repair that might cost several thousand dollars to a moderate overhaul referred to as a "C-check" and the related maintenance that costs between $500,000 and $1,000,000 to a complete overhaul referred to as a "D-check" and related maintenance that ranges from $1,000,000 and up. In addition, a major configuration change of commercial aircraft (for example, a conversion from passenger service to cargo service) can easily cost into the millions.

     Each airline operator has a governmentally-approved and mandated maintenance schedule for each of its commercial aircraft on the line. Certain maintenance is typically performed by the Operator's maintenance personnel (for example, daily line checks), while other, more substantial maintenance can be self-performed or contracted out to certified repair stations such as Hamilton Aerospace.

     Hamilton Aerospace undertakes services under a Maintenance and Service Agreement with each Operator. These contracts are generally fixed-price labor-only with a cap on excess hours. Parts are either provided by the Operators or can be procured by Hamilton Aerospace and resold to the Operator. Delivery of the aircraft to and from Hamilton Aerospace's facility are at the Operator's cost and risk and Hamilton Aerospace requires that each Operator execute a Final Acceptance and Release which acknowledges that the Services have been performed properly, that the commercial aircraft is airworthy, and Hamilton Aerospace be released from any financial or legal responsibility with respect to the aircraft and Service.

     A solid knowledge of Boeing and McDonnell Douglas narrow-body aircraft by Hamilton Aerospace's personnel ensures that even challenging discrepancies can be corrected for Operators within the shortest possible time, and at a minimum of expense. Hamilton Aerospace's access to a substantial inventory of parts, together with relationships with numerous outside vendors and sub-contractors provides support for in-house overhaul programs and Operator requirements at a reasonable cost.

Modification Services

     Operators, investors and financial institutions alike all share the need to minimize risk in their business enterprises. Many erroneously believe that buying new aircraft minimizes that risk. Only later do they encounter the potential deadly combination of high debt burden and unforeseen operating problems often associated with new operations. These risks are clearly minimized with the lower capital investment and known operating costs of mature, modernized equipment.

     The pace of technological advancement in the commercial aircraft industry, including new developments in aerodynamics, metallurgy, composite materials, electronics and computer-based devices constantly offer new opportunities to improve aircraft performance and communications. Due to the very high cost of new aircraft (a new Boeing 737 is approximately $40 million today), these advances have increased the advantages of retrofitting existing dependable, supportable and economical-proven commercial aircraft with state-of-the-art technology by improving utility, performance and value.

     In particular, advances in powerplant technology have created dramatic gains in efficiency, reliability, sound abatement and lower maintenance costs. Advances in avionics and electrical systems have improved reliability, reduced operating weight and increased safety by meeting Windshear and Collision Avoidance Systems ("TCAS")requirements. Modern lightweight seats and other interior components together with structural modifications have increased payloads and flexibility of utilization. Today, aircraft modified with advanced technology are not only more cost effective than their newer counterparts, but may have better overall performance in speed, range, payloads, hot/high takeoff and landing conditions, and passenger comfort.

     Hamilton Aerospace modification services include support programs for engine noise suppression, large turbine retrofits using various powerplants and structural modifications for both Boeing and McDonnell Douglas aircraft, and avionics upgrades to the latest in navigation, communication, and digital technology.

     Hamilton Aerospace offers services to renovate, restore and reconfigure commercial aircraft from passenger service to cargo. Hamilton Aerospace's cargo modification capabilities include cargo doors, cargo floors, Class E requirements, and empty-weight reduction programs. Full and partially convertible interiors are provided by Hamilton Aerospace to Operators who require the flexibility to alternate or combine freight and passenger flights.

     Airline passengers quickly form their opinion of aircraft from the attractiveness and comfort of the interior. A variety of custom seating arrangements to meet Operator's requirements are provided by Hamilton Aerospace including all coach class, and close or extended seat pitch for (respectively) higher revenues or better passenger comfort in any color or livery scheme.


Regulation

     Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world. In the United States, the FAA regulates the provision of service, maintenance, repair, modification and storage of aircraft and aircraft components and certifies each authorized repair station in the form of an Air Agency Certificate issued by the FAA. Each certificate contains ratings and limitations which specifically authorizes each repair station to only perform certain types of services on specific makes and models of aircraft.

     On May 6, 2002, Hamilton Aerospace was granted by the FAA Air Agency Certificate #HOCR426X ("FAA Certificate")as an authorized and approved FAA Repair Station with the following ratings: Instrument, Accessory, Limited Airframe, and Limited Engine for the following aircraft (with certain limitations for each rating and aircraft):

     Rating            Manufacturer        Make/Model
     ---------------------------------------------------------------------------
     Airframe          Boeing              B-727-100/200- All Series
                          "                B-737-100/200/300/400/500- All Series
                       Douglas             DC-8-All Series
                          "                DC-9-All Series

     Power plant       Pratt & Whitney     JT-3D
                         "        "        JT-8D
                       General Electric CFM-56

     Non-destructive Inspection, Testing and Processing

     Until the time that the certificate was granted, Hamilton Aerospace had been subcontracting all work received to Hamilton Aviation, which operated under FAA Air Agency Certificate #KT3R643L, under the Funding and Operation Agreement and the Services Sub-Contracting Agreement, both dated April 15, 2002, executed by the parties. Subsequent to the issuance of the FAA Certificate, Hamilton Aerospace is the authorized repair station for all of its contracts with

Operators and work performed on their behalf. Under the Services and Operating Agreement executed between Hamilton Aerospace and Hamilton Aviation dated May 6, 2002, Hamilton Aviation is providing labor, certain equipment and tools, and the use of the Tucson Facility during a term for a period consistent with the completion time for each project accepted by Hamilton Aviation.

Tooling and Equipment

     Hamilton Aerospace has purchased from Hamilton Aviation as a result of the Sales of Assets Agreement the following tools and equipment:

     a. Ground equipment consisting of stands, compressors, jacks, tugs, power and hydraulic equipment, etc.

     b. Special tools appropriate to the specific type of aircraft applied for on the FAA Air Agency application, including engine slings, jack pads, hand tools, special fittings, etc.

     c. Computer hardware and software relevant to the inventory purchased and repair logistics management

     d. Machinery including drill presses, lathes, shears, brakes, presses and other machine shop equipment.

     e. General tools that would be relevant to repair, maintenance and modification of any commercial aircraft.

In addition, Hamilton Aerospace has ordered from Boeing (which now includes McDonnell Douglas as a result of the acquisition of McDonnell Douglas by Boeing) and Airbus the relevant technical data and revision service, including maintenance and repair manuals and parts catalogs for the type of aircraft specified in the Air Agency application applied for by Hamilton Aerospace.

Customers and Revenue Streams

     After the funding commitment by OMAC and since it began business operations on April 15, 2002, initial sales efforts by Hamilton Aerospace have targeted the "tier 2" Operators of older, narrow-body commercial jets.

     As of the date of this filing, Hamilton Aerospace has secured a signed agreement with one customer to perform "B" & "C" checks and other required and related maintenance for seven Boeing 727-200 aircraft. In addition, Hamilton Aerospace has executed a General Terms Agreement ("GTA") with a major international lessor.

     The principal revenue stream is from the sale of labor, plus any parts that are sold to Operators. Many Operators provide their own parts from their maintenance stocks, while others have Hamilton Aerospace purchase parts on their behalf. (Hamilton Aerospace maintains rigorous controls on the purchasing, receiving and installation of customer-supplied and Hamilton Aerospace-supplied parts, due to extensive FAA regulations governing the same.)

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     Additional revenue streams include storage fees for the storage of commercial aircraft, inspection fees, and performance of storage maintenance programs approved by FAA.

     Hamilton Aerospace currently does not obtain any revenues from government or defense contracts and will not be affected slowdowns in government aviation spending or procurement work.


Advertising and Marketing of Services

     Hamilton Aerospace will utilize industry conferences and its extensive management experience in the industry to market its Services. Hamilton Aerospace will not use traditional forms of advertising or promotion, but will rely upon the relationships developed by its business development people and referrals from other customers and Operators.

Competition

     The barriers to entry in the commercial jet maintenance and modification business are reasonably high due to the stringency of FAA regulation and the complexity and sophistication of modern jet aircraft. Even if a new entrant succeeds in completing the very costly and time consuming process of obtaining FAA approval for a new repair station, they are then faced with the difficult task with convincing operators to input aircraft into a new, unproven facility that will necessarily experience learning curve cost overruns and delays.

     In the local area, the major competitor, Evergreen Air Center, is located in Marana, Arizona and employs approximately 275 people. Evergreen Air Center services Evergreen Airline's fleet of Boeing 747 and McDonnell Douglas DC-9 commercial aircraft and provides services to outside customers. The other local competitor, Aviation Management Systems, is located in Phoenix, Arizona and services Boeing and McDonnell Douglas narrow- and wide-body aircraft.

     Nationally, Hamilton Aerospace competes with Tramco, owned by Goodrich Corporation and located in Seattle, Washington; AAR Group, Inc., located in Oklahoma City, Oklahoma; Ozark Aircraft, located in Fayetteville, Arkansas; Mobile Aerospace, located in Mobile, Alabama; Aviation Sales Timco, located in Greensboro, North Carolina, Macon, Georgia, and Lake City, Florida; FlightStar, located in Jacksonville, Florida; Commercial Jet Miami, located at Miami, Florida; Avborn Heavy Maintenance, located at Miami, Florida; and Commodore, a subsidiary of Israeli Aircraft Industries, located at Miami, Florida.

     Internationally, Hamilton Aerospace competes with Coopesa, located in San Jose, Costa Rica and Aeroman, part of the Taca Groupa, located in San Salvador, El Salvador.

     Hamilton Aerospace competes principally on the high quality of its services combined with its price competitiveness due to its location in the Southwest, its dry, mild climate and the low cost of the Tucson Facility.

                                       13

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     In the past year, predominantly due to the September 11, 2001 event, five major repair stations either ceased doing business or filed Chapter 11. This has restricted the supply of services to the industry.

     Many of the largest aircraft repair stations expend the majority of their man-hours on wide-body aircraft. Hamilton Aerospace is one of the top repair stations in the country specializing in strictly narrow-body aircraft.

     The large aircraft repair business is highly competitive. Revenues are somewhat sensitive to adverse changes in the air carrier business, with factors such as airline profit levels, changes in fuel costs, average fare levels, and passenger demand. The heavily-regulated airline industry, however, requires scheduled maintenance and repair services regardless of industry economics, thus providing a reasonably steady market for the Services of Hamilton Aerospace.

Employment

     A total of approximately 150 employees are currently employed by Hamilton Aviation working two shifts per day to perform the subcontract work for Hamilton Aerospace under the Funding and Operations Agreement and the Services and Operating Agreement, dated May 6, 2002.

     The capacity of the Tucson Facility is at least 600 working two staggered shifts. With the proposed addition of the 60,000 square foot large hangar, Hamilton Aerospace will be able to employ at least 750 people working two staggered shifts per day.

     On May 6, 2002, upon the issuance of the FAA Air Agency Certificate, Hamilton Aerospace hired three key employees - George Nakamura, its Director of Quality Control and FAA Liaison, James Savastano, its VP of Operations, and Phil Watkins, its Director of Maintenance - to fulfill the requirement of the FAA Certificate.

     Pima Community College, located in Tucson, has been training mechanics since 1991. The College has just completed a major new training facility adjacent to the Tucson Facility at TUC. Hamilton Aerospace intends to work closely with Pima to apprentice Pima new students to work at Hamilton Aerospace and to hire experienced Pima alumni.

     Based upon the available talent pool in the immediate Tucson and broader Southwest area, both the Company and Hamilton Aerospace believe that its needs for labor will be addressed adequately. This includes the key technical positions that require licensure by the FAA or other regulatory bodies.

     The current management of Hamilton Aerospace is also experienced in the hiring, training, and retention of people necessary to operate Hamilton Aerospace's repair, maintenance and modification facilities.

     Since the air transport slowdown caused by September 11, 2002 tragedies, the availability of highly qualified skilled aircraft maintenance and support personnel has increased. Neither Hamilton Aerospace nor the Company expect that identifying, attracting and retaining qualified personnel in any of the key areas will be difficult.

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


     Both the Company and Hamilton Aerospace are non-union and believe that its relationship with its employees is good.

Intellectual Property

     Hamilton Aerospace acquired certain assets from Hamilton Aviation as well as the estate of Gordon B. Hamilton (deceased), including all uses of the name "Hamilton", "Hamilton Aviation", "Gordon B. Hamilton", "Gordon D. Hamilton", "Hamilton Brothers", and "Hamilton Aeronautics". No other intellectual property was obtained from Hamilton Aviation and Hamilton Aviation continues to exploit the value of that property, including over 100 Supplemental Type Certificates ("STCs") as a going concern in the aviation modification business.

Old Mission Assessment Corporation

     Incorporated in the State of Florida in 1999 and headquartered in Traverse City, Michigan, OMAC is a high-profile bankruptcy consulting organization and multi-industry holding company. In recent years, as a sought out provider of bankruptcy consulting services, OMAC has prospered while it built a strong foundation of internal specialists. With such a diverse foundation of executive talent in place, OMAC has successfully evolved its agenda to making acquisitions on its own behalf.

     OMAC is primarily focused on acquiring the assets of companies that have filed or are in the process of filing for either Chapter 7 or Chapter 11 Bankruptcy. OMAC's mission statement directs the Company's vision towards acquiring companies operating in industries such as Telecommunications, Transportation and Aviation. The Company, which employs approximately 40 people, derives the majority of it's revenue from the successful implementation of its restructuring formula into these acquired companies and the capital appreciation of assets purchased at a discount of their values. Key factors for pursuit and acquisition targets include highly regulated industries with large-scale revenue streams that can be returned to profitability with managerial and fiscal restructuring.

     In addition to the primary focus of the Company, OMAC also provides bankruptcy consulting services. These services include, but are not limited to; debtor planning that assists companies in remaining viable throughout the bankruptcy process, bankruptcy asset retrieval for creditors and asset revenue generation from assets retrieved.

Hamilton Aviation

     Hamilton Aviation has been a respected fixture for 55 years in the aviation aerospace industry. Hamilton Aviation was founded by Gordon B. Hamilton, in 1947 and is one of the oldest privately owned Transport Category aircraft maintenance and modification companies in the United States. During its long career in aircraft maintenance and modification, the company developed nearly 100 Supplemental Type Certificates (STCs), the aviation industry equivalent of a patent. Through the 1950's and 1960's, much of the company's activities centered around the cargo modification and performance enhancement of Beech 18 aircraft, an airplane that played a key role in the air freight and U.S. Air Mail industry of that period. The company also completed many special projects including renovation of B-26s for the Brazilian Air Force as well as special purpose modifications for NASA and other U.S. government agencies. During those same years, the company also did work for Governments or operators in France, South Africa, Portugal, India, Japan, Viet Nam, and many countries in Central and South America.

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


     In the mid-1970's, Hamilton Aviation shifted its business emphasis to medium-sized transport category aircraft such as Convairs, Electras and DC-6s. During that time, Hamilton Aviation developed a number of cargo conversion and other STCs for Convair aircraft that established the Company as a leading third party support facility for Convair aircraft up into the mid-1980's.

     In 1987, Hamilton Aviation made a strategic decision to enter the commercial jet market to take advantage of the growing demand for maintenance work for larger aircraft. At that time, the Company constructed a hangar large enough to house up to DC10 aircraft. In 1992, Hamilton Aviation entered into a strategic alliance with Pegasus Aviation, which manages a large portfolio of commercial jet aircraft. This relationship worked well for both companies, providing Pegasus an organization highly committed to supporting Pegasus' technical requirements, while providing Hamilton Aviation a reliable baseline workload. Pegasus Aviation's portfolio grew to over 300 aircraft.

Hamilton Aviation business reversal

     In 1996, Hamilton Aviation began a program to obtain FAA certification for the cargo conversion of Boeing 727 aircraft. New FAA policies implemented during the course of this certification program resulted in significant over-runs in both the program cost and completion schedules, which totaled over $18 million. Although the program obtained FAA certification on February 24, 2000, the FAA allowed a less expensive solution to be implemented, dramatically limiting the market for the Hamilton Aviation developed solution. In 1997, Gordon B. Hamilton passed away and the business was turned over to his two sons, Gordon D. Hamilton and Clayton C. Hamilton

     As a result of the continued expense of the 727 cargo floor program, together with management succession problems, Hamilton Aviation incurred significant liquidity and solvency problems resulting in increases in cargo conversion vendor and other accounts payables. The impact of this upon the business was numerous delays in delivering converted aircraft to customers. Hamilton Aviation was forced to downsize from approximately 400 employees to approximately 75 by December, 2001. This downturn was exacerbated by the events from September 11, 2001, which dramatically affected the entire air transport industry.

Purchase of Assets by Hamilton Aerospace

     On April 15, Hamilton Aerospace and Hamilton Aviation entered into an agreement to purchase certain assets of Hamilton Aviation, which included specific tools, tooling, equipment and parts inventory. The business of Hamilton Aviation as a going concern was specifically excluded and Hamilton Aviation has stated to Hamilton Aerospace its intention to continue selling its proprietary aircraft modifications (over 100 Supplemental Type Certificates - STCs) to the commercial aircraft industry(see Exhibit 10.1 - Sale of Assets Agreement).

     The consideration paid by Hamilton Aerospace for these assets was a debenture issued by OMAC in the amount of $1.5 million. The closing of the Sales of Asset Agreement conditioned upon the following material events:

     a. The awarding of an Air Agency Certificate by the FAA to Hamilton Aerospace,

     b. The approval of the lease by the Tucson Airport Authority to Hamilton Aerospace, and

     c. A release by all liens and claims by Seller's creditors including any claims against the asset by the U.S. Internal Revenue Service and the delivery of the assets with free and clear title.

     Both Hamilton Aerospace and Hamilton Aviation have represented to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Sale of Assets Agreement.

     The Lease Purchase Agreement provides Hamilton Aerospace immediate access and control of the assets defined in the Sale of Assets Agreement. Hamilton Aerospace is leasing these assets for $8,000 per month.

              RISK FACTORS RELATED TO HAMILTON AEROSPACE'S BUSINESS

CERTAIN BUSINESS RISKS

     Hamilton Aerospace's business, financial condition, results of operations and cash flows can be impacted by a number of factors, including but not limited to those set forth below and elsewhere in this report, any one of which could cause its actual results to vary materially from recent results or from our anticipated future results. Hamilton Aerospace only recently commenced operations, and there is no operational history on which to base an assessment of its future profitability or ability to withstand negative market conditions.

HAMILTON AVIATION's FINANCIAL CONDITION MAY IMPACT ITS ABILITY TO PERFORM THE SERVICES CONTRACTED FOR BY HAMILTON AEROSPACE.

     The ability of Hamilton Aerospace to service its Operators is highly dependent upon the ability of Hamilton Aviation to perform Services for those Operators. Hamilton Aerospace does not exercise any financial control over or has any ownership of Hamilton Aviation. Hamilton Aviation may be subject to financial pressures resulting from its current weakened state. Hamilton Aerospace has been informed that 1) Hamilton Aviation is indebted to numerous creditors, including the U.S. Internal Revenue Service and 2) on May 3, 2002 that Hamilton Aviation had on that day a judgment entered against Hamilton Aviation in an Arizona court for approximately $3,000,000 for wrongful termination of an employee.

THE MARKETS WE SERVE ARE CYCLICAL AND SENSITIVE TO DOMESTIC AND FOREIGN ECONOMIC CONSIDERATIONS WHICH COULD ADVERSELY AFFECT HAMILTON AEROSPACE's BUSINESS AND FINANCIAL RESULTS.

     The markets in which Hamilton Aerospace sells its products are, to varying degrees, cyclical and have experienced periodic downturns. For example, markets for certain of its commercial aviation products sold to OEMs have experienced downturns during periods of slowdowns in the commercial airline industry and during periods of weak conditions in the economy generally, as demand for new aircraft typically declines during these periods.

     The U.S. and other world markets are currently experiencing an economic downturn and many of the markets that Hamilton Aerospace serves have been affected by this downturn. As a result, its business and financial results could be adversely affected by this trend. If this economic downturn were to continue for an extended period or if conditions were to worsen, the impact on its business and financial results could be negative.

     Further, the terrorist attacks of September 11, 2001 adversely impacted the U.S. and world economies and a wide range of industries. Those terrorist attacks, the allied military response and subsequent developments may lead to future acts of terrorism, additional hostilities and financial, economic and political instability. While the precise effects of such instability on Hamilton Aerospace's industry and its business is difficult to determine, it may negatively impact its business, financial condition, results of operations and cash flows.

CURRENT CONDITIONS IN THE AIRLINE INDUSTRY COULD ADVERSELY AFFECT ITS BUSINESS AND FINANCIAL RESULTS.

     The downturn in the commercial air transport market, exacerbated by the terrorist attacks of September 11, has adversely affected the financial condition of many of Hamilton Aerospace's commercial airline customers. Many of its potential airline customers have announced reductions in their aircraft fleet sizes, potentially resulting in decreased aftermarket demand for many of Hamilton Aerospace's products. In addition, many of its airline customers may request extended payment terms or reduced pricing. Hamilton Aerospace will evaluate these requests on a case-by-case basis. To the extent extended payment terms are granted to customers, it may negatively affect Hamilton Aerospace's future cash flow. Hamilton Aerospace will perform ongoing credit evaluations on the financial condition of all its customers and maintain reserves for uncollectible accounts receivable based upon expected collectibility. Any material change in the financial status of any one or group of significant customers could have a material adverse effect on Hamilton Aerospace's financial condition, results of operations, or cash flows.

COMPETITIVE PRESSURES MAY ADVERSELY AFFECT ITS BUSINESS AND FINANCIAL RESULTS.

     The aerospace industry in which Hamilton Aerospace operates is highly competitive. It competes worldwide with a number of United States and international companies which are both larger and smaller than Hamilton Aerospace in terms of resources and market share, and some of which are its customers. In certain areas some of its competitors may have more extensive or more specialized engineering, manufacturing and marketing capabilities than it does in areas in which it competes. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the development, promotion and sale of their products than Hamilton Aerospace can.

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


THE SIGNIFICANT CONSOLIDATION OCCURRING IN THE AEROSPACE INDUSTRY COULD ADVERSELY AFFECT HAMILTON AEROSPACE'S BUSINESS AND FINANCIAL RESULTS.

     The aerospace industry in which Hamilton Aerospace operates has been experiencing significant consolidation among suppliers and the customers Hamilton Aerospace serves. Commercial airlines have increasingly been merging and creating global alliances to achieve greater scale and enhance their geographic reach. Aircraft manufacturers have made acquisitions to expand their product portfolios to better compete in the global marketplace. In addition, aviation suppliers have been consolidating and forming alliances to broaden their product and integrated system offerings and achieve critical mass. This supplier consolidation is in part attributable to aircraft manufacturers and airlines more frequently awarding long-term sole source or preferred supplier contracts to the most capable suppliers, thus reducing the total number of suppliers from whom components and systems are purchased. There is no assurance that Hamilton Aerospace's business and financial results will not be adversely impacted as a result of consolidation by its competitors or customers.

HAMILTON AEROSPACE'S ACQUISITION STRATEGY EXPOSES IT TO RISKS, INCLUDING THE RISK THAT IT MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES.

     Hamilton Aerospace has a consistent strategy to grow, in part, by the acquisition of additional related businesses and the purchase of aircraft and aviation parts in distress sale situations, and will continuously evaluating various acquisition opportunities. Its ability to grow by acquisition is dependent upon, among other factors, the availability of suitable acquisition candidates and the availability of cash or credit lines sufficient to execute growth plans. Growth by acquisition involves risks that could adversely affect its operating results, including difficulties in integrating the operations and personnel of acquired companies, the potential amortization of acquired intangible assets and the potential loss of key employees of acquired companies. Hamilton Aerospace may not be able to complete acquisitions on satisfactory terms or, if any acquisitions are completed, satisfactorily integrate these acquired businesses.

THE AEROSPACE INDUSTRY IS HIGHLY REGULATED.

     The aerospace industry is highly regulated in the United States by the FAA, and in other countries by similar agencies. Hamilton Aerospace must be certified by the FAA and, in some cases, by individual original equipment manufacturers ("OEMs"), in order to engineer and service parts and components used in specific aircraft models. If material authorizations or approvals were revoked or suspended, its operations would be adversely affected. New or more stringent governmental regulations may be adopted, or industry oversight heightened, in the future, and it may incur significant expenses to comply with any new regulations or any heightened industry oversight. Hamilton Aerospace expects the FAA to issue an Air Agency Certificate to it in May 2002.

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


HAMILTON AEROSPACE MAY HAVE LIABILITIES RELATING TO ENVIRONMENTAL LAWS AND REGULATIONS WHICH COULD ADVERSELY AFFECT ITS FINANCIAL RESULTS.

     Hamilton Aerospace is subject to various domestic and international environmental laws and regulations which may require that it investigate and remediate the effects of the release or disposal of materials at sites associated with past and present operations. Hamilton Aerospace currently does not have any sites requiring environmental remediation. The Tucson Facility, owned by the Airport Authority of Tucson, is located in a designated U.S. Environmental Protection Agency ("EPA") Superfund site. Before Hamilton Aerospace enters into any lease or contractual relationship to utilize this facility, Hamilton Aerospace plans to do adequate due diligence prior to entering into such arrangements. There can be no assurance, however, that additional future developments, administrative actions or liabilities relating to environmental matters will not have a material adverse effect on its results of operations or cash flows in a given period.

ANY PRODUCT LIABILITY CLAIMS IN EXCESS OF INSURANCE MAY ADVERSELY AFFECT HAMILTON AEROSPACE'S FINANCIAL CONDITION.

     Hamilton Aerospace's operations expose it to potential liability for personal injury or death as a result of the failure of an aircraft component that has been serviced by it, the failure of an aircraft component designed or manufactured by it or the irregularity of metal products processed or distributed by it. While Hamilton Aerospace believes that its liability insurance is adequate to protect it from these liabilities, its insurance may not cover all liabilities. Additionally, insurance coverage may not be available in the future at an acceptable cost. Any material liability not covered by insurance or for which third party indemnification is not available could have a material adverse effect on its financial condition.

HAMILTON AEROSPACE'S FACILITIES COULD BE DAMAGED BY CATASTROPHIES WHICH COULD REDUCE ITS PRODUCTION CAPACITY AND RESULT IN A LOSS OF CUSTOMERS.

     Hamilton Aerospace's facilities are susceptible to various natural disasters. Although it carries property insurance, its inability to meet customer schedules as a result of a catastrophe may result in a loss of customers or significant additional costs, such as penalty claims, under certain customer contracts.

HAMILTON AEROSPACE MAY NOT BE ASSURED OF ALL NECESSARY CAPITAL AND FINANCING NEEDED TO CARRY OUT CURRENT AND ANTICIPATED CONTRACTS AND TO ACQUIRE OTHER BUSINESSES.

     Since its inception, Hamilton Aerospace has depended upon cash infusions from its principal stockholder, OMAC. The Company and Hamilton Aerospace believe that its current customer acquisition plans, the revenue resulting therefrom, together with the willingness of its principal shareholder to continue to fund the Company and Hamilton Aerospace will be adequate to fund its initial operation. Although Hamilton Aerospace has secured certain contracts from its new customers, there is no assurance that OMAC or others will continue to fund Hamilton Aerospace cash requirements.

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


SINCE WE PLAN TO RETAIN FUTURE EARNINGS, IF ANY, TO FINANCE THE EXPANSION OF OUR OPERATIONS, WE DO NOT EXPECT TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK.

     We have never declared or paid any cash dividends on our common stock. In addition, we presently intend to retain future earnings, if any, to finance the expansion of its business and does not expect to pay any cash dividends in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

OUR INABILITY TO MANAGE OUR GROWTH MAY RESULT IN ADDITIONAL COSTS WHICH MIGHT SIGNIFICANTLY ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL CONDITION.

     Subject to receiving sufficient future funding, we are projecting significant future growth in the development and placement of our services. This growth, if it occurs, will require the implementation of expanded operational and financial systems and procedures and controls, training of a larger employee base, and close coordination among our hangar operations, information technology, accounting, finance, marketing, sales and staffs. Since we have never experienced such rapid growth, there can be no assurance that we will be able to manage such projected growth effectively, if at all. If we fail to do so, our business, results of operations and financial condition could be adversely affected.

                            DESCRIPTION OF PROPERTIES

     Hamilton Aerospace is located in Tucson, Arizona on the Tucson International Airport (Airline code: TUS). This favorable location provides 360 days of sunshine per year together with extremely low humidity year-round. This latter consideration was a primary factor in the choice of Tucson for one of the U.S. Government's largest storage depots, Davis Monthan Air Force Base. TUS offers a 15,000 foot runway and large unpopulated desert areas for test flights in clear weather operations.

     Hamilton Aerospace intends to lease the premises consisting of the property currently occupied by Hamilton Aviation (the "Tucson Facility")from its owner, the City of Tucson, which is controlled by Tucson Airport Authority ("TAA"). The lease of the Tucson Facility is scheduled by the TAA staff to be approved by the TAA Board of Directors on May 14, 2002.

     The Tucson Facility includes approximately 21 acres of improved property on the west end of TUS and is level and fully paved with concrete sufficient to handle the largest aircraft on any part of its acreage. Two hangars provide the space for any modification and maintenance work which, under FAA regulations, must be performed indoors. The larger hanger has 180' clear-span and is 185' deep (30,400 square feet) enabling it to wholly enclose a stretched DC-8. Immediately adjacent on the south side of this hanger are 3,300 square feet of office space which house the electrical shop, avionics, quality control, planning, production control and the library. The hangar has been modified to use as a paint booth if needed. The smaller hangar is 100 feet clear-span by 100 feet deep (10,000 square feet) with 2,000 square feet of office space on the north side and another 2,000 square feet of backshop space on the south. Offices for production planning and control are in this area, as are the fabrication shop, welding shop, receiving and engineering. The two hangars face each other at a distance of approximately 220 feet, the large hangar being due east of the

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


smaller one. Numerous mobile offices have been added to accommodate recent expansion of various production and administrative functions, and space for customer representative offices.

     To the southeast of the large hangar is a 12,000 foot covered storage building. This steel structure has been adapted to provide two additional work bays for maintenance and modification. This additional workspace alleviated some under capacity problems that have arisen as a result of the significant increase in volume through the company in recent years. To address the storage space lost by converting the storage building to work bays, Hamilton Aerospace has subsequently built a 9,000 square foot warehouse on the west side of the facility. Both main hangars are equipped with lighting, water, compressed air, and 115/220/440 volt AC electricity. All office spaces are heated and cooled.

     Hamilton Aerospace intends to erect a 60,000 square foot stressed fabric hangar capable of housing two B727 aircraft and one B737 aircraft or two B757 aircraft. This new hangar has been delivered and stored at the Tucson Facility and the Company is in negotiation to purchase this hangar. This hangar will allow Hamilton Aerospace to service wide-body aircraft, up to and including Boeing 747 (appropriate ratings must be authorized by the FAA in order to service additional aircraft).

     In the opinion of management, Hamilton Aerospace's principal facility is suitable and adequate for the purposes for which it is used and is suitably maintained for such purposes. The Tucson Facility is adequate for Hamilton Aerospace's current level of operations, but is not adequate to handle certain large service contracts being considered by Hamilton Aerospace.

     Hamilton Aerospace's principal executive offices are located at the Tucson Facility.

                                   LITIGATION

     Hamilton Aerospace is not a party to any pending or threatened litigation.

                           RELATED PARTY TRANSACTIONS

     Mr. Ron Clark, The President of the Company and Hamilton Aerospace is presently President and a major shareholder of Turbo Aire Holdings, Inc., which owns a 10-acre maintenance facility directly adjacent to the Tucson Facility. Turbo Aire Holdings, Inc. property is currently leased to an unrelated party that operates a FAA Part 135 Air Taxi and Air Ambulance.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     Hamilton Aerospace's plan of operation for the next twelve months is discussed in detail beneath the caption "Business of Hamilton Aerospace" under this Item 2.

     Hamilton Aerospace was organized on April 5, 2002, for the purpose of purchasing certain assets from Hamilton Aviation, Inc. ("Hamilton Aviation"). Effective April 15, 2002, Hamilton Aerospace entered into an agreement to purchase certain personal and intellectual property assets from Hamilton Aviation used in Hamilton Aviation's Air Agency business and sufficient for the operation of a substantially similar business by Hamilton Aerospace.

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


Current and Future Operations

     Hamilton Aerospace is currently securing contracts for the maintenance, repair and modification of commercial aircraft. Hamilton Aerospace has now received from the FAA the necessary authority to perform the above services. Hamilton Aerospace currently is subcontracting all of its operations to Hamilton Aviation, but expects to begin hiring and self-performing its contracts with customers (see below) with its own Air Agency Certificate and staff. Hamilton Aerospace intends to ramp its operations based upon the volume of customer work and contracted services.

     The business is highly dependent upon the sale of labor hours to aircraft Operators. Currently, the labor rate averages in excess of $40 per hour and the business is based upon fixed labor quotations to customers. Based upon the average cost of labor averaging in the low $20 per hour range, the business is expected to be in the 50% gross margin range on labor only.

     As of the date of this filing, the Company and Hamilton have 3 full time employees, who are deferring their salaries as determined by the Company's and Hamilton Aerospace's Board of Directors.

Current Contracts in Process

     The market post-September 11th is beginning to stabilize and it is believed by many analysts that by the second quarter of 2002 airline and leasing company operations will stabilize so that commitments and contracts for major maintenance projects that have been deferred are now available to companies with Hamilton Aerospace's capabilities. Additionally, the market changes are requiring the retirement of any older generation jet aircraft and in particular the conversion of the McDonnell Douglas MD-80 aircraft to cargo is a major opportunity for Hamilton Aerospace.

     Currently Hamilton Aerospace has a general service agreement for a series of major required maintenance checks (C Checks) on a major air charter company on a Boeing 727-200 aircraft. Hamilton Aerospace has scheduled its subcontractor's facility for nose to tail inspections and maintenance on this airline fleet. These major checks average approximately $500,000.00 per aircraft.

     Hamilton Aerospace expects in the very near future to execute several major general service contracts with other airlines and major leasing companies.

Liquidity

     Hamilton Aerospace has no short-term or long-term debt, with the exception of any payroll liabilities and deferred payroll and related liabilities.

     The present liquidity for Hamilton Aerospace is derived from operations from April 15, 2002 and is augmented by bridge financing from Old Mission

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Assessment Corporation (OMAC). The total cash required at peak (by the third month) is $563,000. OMAC has committed to support the company in cash and debentures totaling $1,500,000.

Cash on Hand

     Cash on hand for operation of business as of April 30, 2002 is approximately $60,500.

Capital Expenditures

     Since its inception, Hamilton Aerospace has incurred no capital expenditures. Upon the close of the Sale of Asset Agreement with Hamilton Aviation, Hamilton Aerospace will expend $1.5 million for that purchase.

     It is intended that leasehold improvements to the Hamilton Aerospace facility will include a new Boeing 757 hangar, estimated to cost $500,000. This acquisition is being negotiated as a lease purchase with Pegasus Aviation, the owner of the hangar.

     In addition to the above, the Company and Hamilton Aerospace expect to expend $500,000 based upon current plans to expand the repair facility to wide-body jets, such as the Boeing 757 and all Airbus aircraft.

Sources of Funds

     Hamilton Aerospace source of funds include the operational cash flow from existing contracts and the $1.5 million in debentures provided by OMAC to fund the Hamilton Aviation asset purchase. In addition, OMAC has provided to Hamilton Aerospace a separate $1.5 debenture, as described in Exhibit 10.5.

     The Company intends of offer a private placement of its securities to accredited investors in the near future, depending upon market conditions.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS. The required financial statements are anticipated to be filed within the 60-day period permitted by Item 7(b) of Form 8-K.

     (b) PRO FORMA FINANCIAL INFORMAITON. The required pro forma financial information is anticipated to be filed within the 60-day period permitted by
Item 7(b) of Form 8-K.

     (c) EXHIBITS. The following exhibits are filed as exhibits to this current report on Form 8-K, and none have been incorporated by reference to any other registration statement, report or other document. References in the list of exhibits to the "Company" refer to Renegade Venture (NEV.) Corporation.

 2.1 Stock Exchange Agreement and Plan of Reorganization dated April 30, 2002, among the Company, Hamilton Aerospace and the shareholders of Hamilton Aerospace.

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



 3.1     Certificate of Incorporation of Hamilton Aerospace Technologies, Inc.

 3.2     Bylaws of Hamilton Aerospace Technologies, Inc.

10.1 Sale of Assets Agreement dated April 15, 2002, between Hamilton Aerospace and Hamilton Aviation, Inc.

10.2 Funding and Operation Agreement dated April 15, 2002, between Hamilton Aerospace and Hamilton Aviation, Inc.

10.3 8.25% Convertible Debenture dated April 15, 2002 issued by Old Mission Assessment Corporation to Hamilton Aerospace Technologies, Inc. as an equity investment.

10.4 Services and Operating Agreement dated May 6, 2002, between Hamilton Aerospace and Hamilton Aviation, Inc.

10.5 Lease Purchase Agreement dated April 15, 2002, between Hamilton Aerospace and Hamilton Aviation, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: May 8, 2002

                                         RENEGADE VENTURE (NEV.) CORPORATION




                                         By  /s/  Ronald J. Clark
                                            ------------------------------------
                                                  Ronald J. Clark,
                                                  Chief Executive Officer

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